Exhibit 10.1

AMENDED AND RESTATED NON-REDEMPTION AND SHARE FORWARD AGREEMENT

This AMENDED AND RESTATED NON-REDEMPTION AND SHARE FORWARD AGREEMENT (this “Agreement”) is entered into as of March 10, 2025, by and among (i) CCG Administrative Services, Inc., a Delaware corporation (formerly known as Thunder Bridge Capital Partners IV, Inc.) (“SPAC”), (ii) Coincheck Group N.V., a Dutch public limited liability company (naamloze vennootschap) (formerly known as Coincheck Group B.V., “PubCo”), and (iii) Ghisallo Master Fund LP, a Cayman Islands exempted limited partnership (“Stockholder”). SPAC, PubCo and the Stockholder are sometimes referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, On December 4, 2024, the Parties entered into the Non-Redemption and Share Forward Agreement (the “Prior Agreement”), pursuant to which Stockholder agreed not to redeem (or to validly rescind any redemption requests on) an aggregate of 973,000 shares of Class A common stock of SPAC, which shares of common stock were subsequently exchanged for ordinary shares of PubCo (“Ordinary Shares”), in exchange for the consideration and potential recoupment, as set forth in the Prior Agreement;

WHEREAS, on December 10, 2024, PubCo consummated the previously announced business combination (the “Closing”), pursuant to the Business Combination Agreement, dated as of March 22, 2022 (as amended from time to time, the “BCA”), by and among SPAC, PubCo, M1 Co G.K., Coincheck Merger Sub, Inc. (“Merger Sub”) and Coincheck, Inc. (“Target”), pursuant to which, among other steps: (i) PubCo was converted into a Dutch public limited liability company (naamloze vennootschap) and renamed Coincheck Group N.V., (ii) PubCo acquired all of the issued and outstanding shares of Target from the equityholders of Target (the “Sellers”) in exchange for Ordinary Shares and Target became a wholly-owned subsidiary of PubCo and the Sellers become shareholders of PubCo (the “Share Exchange”), and (iii) SPAC merged with and into Merger Sub, with SPAC continuing as the surviving entity (the “Merger”), and as a result of which, (A) SPAC became a wholly-owned subsidiary of PubCo, and (B) each issued and outstanding security of SPAC immediately prior to the effective time of the Merger was no longer outstanding and was automatically cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of PubCo, all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of applicable law (the Share Exchange, the Merger and the other transactions contemplated by the BCA, collectively, the “Transactions”);

WHEREAS, in connection with Closing, Stockholder received $10,537,316.60 pursuant to the terms of the Prior Agreement (the “Prepayment Amount”);

WHEREAS, as of the date hereof, Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) and is entitled to dispose of (or to direct the disposition of) 856,242 Ordinary Shares (the “Subject Shares”) and has remitted $1,286,115 to PubCo in respect of the transfer of Ordinary Shares; and

WHEREAS, the Parties now desire to enter into this Agreement, which amends and restates the Prior Agreement to give effect to the consummation of the Transactions, to release SPAC as a party to this Agreement, and implement certain other modifications, as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Article I
Spac release

Section 1.1 SPAC Release. The Parties hereby acknowledge and agree that as a result of the Transactions and SPAC becoming a wholly-owned subsidiary of PubCo, and in consideration for the revised terms set forth herein, SPAC is hereby released as a party to this Agreement, and accordingly, shall no longer have any continuing obligations or liabilities with respect to the matters set forth in the Prior Agreement or this Agreement.

Section 1.2 Acknowledgements. The parties agree that the Subject Shares will not contain a legend of any nature.

Article II
SHARE FORWARD

Section 2.1 Payment of Redemption Amount for Subject Shares. From the period from the Closing until the Maturity Date (as defined below), Stockholder will hold the Prepayment Amount in a segregated bank account owned by Stockholder or a third-party custodian (the “Bank Account”), and not disburse the funds from the Bank Account except to make any payments under Section 2.3 below. Stockholder will retain ownership and control of the Subject Shares at the Closing, including the right to vote such Subject Shares and to receive any dividends or distributions on such Subject Shares, but subject to the restrictions set forth in this Article II.

Section 2.2 Post-Closing Transfer Restrictions on Subject Shares. Stockholder hereby covenants and agrees that during the period from the Closing until March 10, 2026 (the “Maturity Date”), Stockholder shall not, and shall cause its affiliates not to, directly or indirectly, except as permitted by the terms of this Article II: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any lien of any nature whatsoever with respect to any or all of the Subject Shares (other than the restrictions set forth in this Agreement); or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Stockholder’s ability to perform its obligations under this Agreement; provided, that Stockholder may Transfer any or all of the Subject Shares from and after the Closing to an affiliate of Stockholder that agrees in writing with PubCo, to be bound by all of the terms and conditions of this Agreement that apply to Stockholder with respect to such Subject Shares (provided, further, that no such assignment shall relieve Stockholder of its obligations under this Agreement).

Section 2.3 Permitted Transfers Prior to the Maturity Date. At any time from and after the Closing until the Maturity Date, Stockholder may, in its sole election, release any or all of the Subject Shares from the Transfer restrictions set forth in this Article II by (a) providing written notice to PubCo of such release in substantially the form attached as Exhibit A hereto (a “Settlement Notice”), specifying the number of Subject Shares to be so released from the Transfer restrictions set forth in this Article II (the “Settled Shares”), and (b) paying an amount in cash to PubCo, by wire transfer of immediately available funds to an account designated in writing by PubCo, equal to (the “Settlement Amount”) the product of (i) $10.83 (subject to equitable adjustment for share splits, share dividends, combinations, recapitalizations and the like after the Closing), multiplied by (ii) the number of Settled Shares. Upon receipt by Pubco of such Settlement Notice and the applicable Settlement Amount, the Transfer Restrictions on the Settled Shares shall automatically be released without any further obligations hereunder with respect to such Settled Shares, provided that any such Transfer shall be at a price of at least $12.00 per Ordinary Share. For the avoidance of doubt, in connection with any Settled Shares, Stockholder will be permitted to retain any proceeds from the sale of such Settled Shares.

Section 2.4 Final Settlement. On the Maturity Date, Stockholder will transfer to PubCo, at no cost to PubCo and free and clear of any liens or encumbrances, any Subject Shares that have not become Settled Shares prior to the Maturity Date, and Stockholder and PubCo will have no further obligations under this Agreement with respect to the Subject Shares after such transfer. From and after the Maturity Date, Stockholder may release the funds from the Bank Account and have the rights to use such funds without any restrictions under this Agreement.

Article III
TERMINATION

Section 3.1 Termination. This Agreement shall automatically terminate, and no Party shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect, upon the earliest to occur of (a) the mutual written consent of the Parties; or (b) the Maturity Date (the period from the date hereof through such termination date, the “Term”); provided, that: (i) no termination of this Agreement will affect the liability of a Party for any breach of this Agreement prior to termination; and (ii) the provisions of this Section 3.1 and Section 5.13 of this Agreement will survive any termination of this Agreement and continue indefinitely.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents and warrants to PubCo that:

(a) Stockholder acknowledges that no person or entity has made or makes any representation or warranty to Stockholder in respect of SPAC, PubCo, the Subject Shares, or the Transactions, other than the representations and warranties contained in the Prior Agreement or this Agreement.

(b) Stockholder, has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The execution, delivery and performance by Stockholder of this Agreement are within the powers of Stockholder, have been duly authorized and will not constitute or result in a breach or default under or conflict with any statute, rule or regulation applicable to Stockholder, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Stockholder is a party or by which Stockholder is bound, and will not violate any provisions of Stockholder’s organizational documents. This Agreement has been duly authorized, executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(c) Stockholder, directly or indirectly through its affiliates, owns the Subject Shares, free and clear of any liens (other than imposed by applicable securities laws, PubCo’s organizational documents and this Agreement). There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which Stockholder or its affiliates is a party or bound with respect to the voting or transfer of any Ordinary Shares other than this Agreement.

(d) Stockholder and each of its affiliates holding Subject Shares is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Stockholder agrees to, and to cause its affiliates to, provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Stockholder or its affiliates, as applicable, is permitted to do so under applicable law. If Stockholder or its affiliates holding Subject Shares is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/Patriot Act”), Stockholder and such affiliates, as applicable, maintain policies and procedures reasonably designed to comply with applicable obligations under the BSA/Patriot Act. To the extent required, Stockholder and each of its affiliates holding Subject Shares maintains policies and procedures reasonably designed (i) for the screening of its investors against the OFAC sanctions programs and (ii) to ensure that the funds held by Stockholder and/or its designated purchasing affiliates and used to purchase the Subject Shares were legally derived.

Section 4.2 Representations and Warranties of SPAC. [RESERVED]

Section 4.3 Representations and Warranties of PubCo. PubCo represents and warrants to Stockholder that:

(a) PubCo is duly formed, validly existing and in good standing under the laws of the Netherlands. PubCo has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement. All corporate action required to be taken by PubCo’s board of directors in order to authorize PubCo to enter into this Agreement been taken. This Agreement has been duly authorized, executed and delivered by PubCo and is enforceable against PubCo in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(b) Assuming the accuracy of Stockholder’s representations and warranties in Section 4.1, the execution, delivery and performance of this Agreement and the consummation by PubCo of the transactions that are the subject of this Agreement in compliance herewith will not result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of PubCo or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which PubCo or any of its subsidiaries is a party or by which PubCo or any of its subsidiaries is bound or to which any of the property or assets of PubCo is subject, which would have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of PubCo (a “Material Adverse Effect”) or materially affect the validity of the Subject Shares or the legal authority of PubCo to comply in all material respects with the terms of this Agreement; (ii) any material violation of the provisions of the organizational documents of PubCo; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PubCo or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Subject Shares or the legal authority of PubCo to comply with this Agreement.

(c) Except for such matters that would not materially affect the legal authority of PubCo to comply with this Agreement or perform its obligations hereunder, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over PubCo, pending, or, to the knowledge of PubCo, threatened in writing against PubCo, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against PubCo.

(d) PubCo is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement (other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, and (iii) those required by Nasdaq Capital Market (“Nasdaq”), in each case, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on PubCo’s ability to consummate the transactions contemplated hereby).

(e) As of the date hereof, the Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of PubCo, threatened in writing against PubCo by Nasdaq or the U.S. Securities and Exchange Commission (the “SEC”) (and PubCo has not received any written notification of any intention by Nasdaq or the SEC) to deregister such shares or prohibit or terminate the listing of the Ordinary Shares on Nasdaq. PubCo has taken no action intended to result in, or that would reasonably be expected to result in, the termination of the registration of such shares under the Exchange Act.

(f) As of their respective dates, all reports (the “SEC Reports”) filed or required to be filed by PubCo with the SEC complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed as of the time of the execution of this Agreement and at the time of the Closing, contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of PubCo (and it subsidiaries) included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of PubCo (and its subsidiaries) as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes, and PubCo has timely filed with the SEC each SEC Report that PubCo was required to file with the SEC. A copy of each SEC Report is available to Stockholder via the SEC’s EDGAR system.

(g) Except for such matters as have been previously disclosed or that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over PubCo, pending, or, to the knowledge of PubCo, threatened in writing against PubCo, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against PubCo.

Article V
MISCELLANEOUS

Section 5.1 Survival. All representations, warranties and covenants contained in this Agreement shall survive changes in the transactions, documents and instruments described herein, in each case until the end of the Term.

Section 5.2 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 5.3 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in PubCo any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 5.5 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties hereto. The provisions of this Agreement may not be waived except in a writing signed by the Party against whom enforcement of such waiver is sought. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 5.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by email (with affirmative confirmation receipt) or (iii) by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to SPAC at or after the Closing, or to PubCo at any time, to:

Coincheck Group N.V.

Apollolaan 151

1077 AR Amsterdam

The Netherlands

Attn:	Gary A. Simanson, Chief Executive Officer

E-mail: [***]

With copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Mark Brod

Email: mbrod@stblaw.com

If to Stockholder, to: the address of Stockholder set forth underneath Stockholder’s name on the signature page hereto.

Section 5.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.8 Entire Agreement; Assignment; Third Party Beneficiaries. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. This Agreement does not confer any rights or remedies upon any person or entity other than the Parties hereto and their heirs, successors and permitted assigns.

Section 5.9 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. For purposes of this Agreement, the term “affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Exchange Act (and, for the avoidance of doubt, any reference in this Agreement to an affiliate of SPAC prior to the Closing will include its sponsor, TBCP IV, LLC, a Delaware limited liability company).

Section 5.10 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. Any action, claim, suit or other legal proceeding (a “Proceeding”) arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state and federal courts in the State of Delaware (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding arising out of or relating to this Agreement and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 5.6. Nothing in this Section 5.10 shall affect the right of any Party to serve legal process in any other manner permitted by law. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY Proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

Section 5.11 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to obtain an injunction or restraining order to prevent threatened, actual or continuing breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case without the requirement to post any bond or other security or to prove actual damages or that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 5.12 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Parties, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties hereto. Without limiting the generality of the foregoing sentence, Stockholder (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Ordinary Shares or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Ordinary Shares and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law. Stockholder has acted independently regarding its decision to enter into this Agreement.

Section 5.13 Waiver against Trust. Stockholder understands that, as described in the prospectus in connection with SPAC’s initial public offering (the “IPO Prospectus”), SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with its initial public offering (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Stockholders”), and that SPAC was only permitted to disburse monies from the Trust Account in the circumstances described in the IPO Prospectus. For and in consideration of SPAC entering into the Prior Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stockholder hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither Stockholder nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Stockholder on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Stockholder or any of its affiliates may have against the Trust Account now or in the future and will not seek recourse against the Trust Account for any reason whatsoever. Stockholder agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its affiliates to induce SPAC to enter into this Agreement, and Stockholder further intends and understands such waiver to be valid, binding and enforceable against Stockholder and each of its affiliates under applicable law. This Section 5.13 shall survive any termination of this Agreement and continue indefinitely.

Section 5.14 Prevailing Party Costs. In the event either Party brings suit against the other asserting claims arising out of or relating to a breach of this Agreement, the Parties agree that the prevailing party in that suit shall be entitled to reimbursement of all fees and costs by the non-prevailing party, including reasonable attorneys’ fees incurred in defending or prosecuting that suit.

Section 5.15 Counterparts. This Agreement may be executed in counterparts (including by facsimile or pdf or other electronic document transmission), each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SPAC:

CCG Administrative Services, Inc.

By:	/s/ Gary A. Simanson
	Name:	Gary A. Simanson
	Title:	Chief Executive Officer

PubCo:

Coincheck Group N.V.

By:	Gary A. Simanson
	Name:	Gary A. Simanson
	Title:	Chief Executive Officer

(Signature Page to A&R Non-Redemption and Share Forward Agreement)

Stockholder:

Ghisallo Master Fund LP

By:	/s/ Michael Germino
	Name:	Michael Germino
	Title:	Authorized Signatory

Address for Notice to Stockholder:

Ghisallo Master Fund LP
c/o Ghisallo Capital Management LLC
240 Newbury Street, 2nd Floor
Boston, MA 02116
Attn: Nicole Restivo
Email: [***]

(Signature Page to A&R Non-Redemption and Share Forward Agreement)

Exhibit A
Form of Settlement Notice

Ghisallo Master Fund LP
c/o Ghisallo Capital Management LLC
240 Newbury Street, 2nd Floor
Boston, MA 02116

[Date]

Coincheck Group N.V.
Apollolaan 151
1077 AR Amsterdam
The Netherlands
Attn: Gary A. Simanson, Chief Executive Officer
E-mail: gsimanson@coincheckgroup.com

Re: Settlement Notice under Amended and Restated Non-Redemption and Share Forward Agreement

Dear Mr. Simanson:

This notice (this “Settlement Notice”) is being provided by Ghisallo Master Fund LP, a Cayman Islands exempted limited partnership (“Stockholder”) to Coincheck Group N.V. as a Settlement Notice pursuant to that certain Amended and Restated Non-Redemption and Share Forward Agreement, dated as of March 10, 2025 (the “Agreement”), by and among CCG Administrative Services, Inc. (formerly known as Thunder Bridge Capital Partners IV, Inc.), a Delaware corporation,Coincheck Group N.V., a Dutch public limited liability company (naamloze vennootschap) (formerly known as Coincheck Group B.V., “PubCo”), and Stockholder. Any capitalized term used but not defined in this Settlement Notice will have the meaning ascribed to such term in the Agreement.

Stockholder hereby notifies PubCo in accordance with the terms of the Agreement that it desires to release the number of Subject Shares set forth below from the Transfer restrictions set forth in Article II of the Agreement as Settled Shares, and concurrent with delivery of this Settlement Notice is paying to PubCo, by wire transfer of immediately available funds, the Settlement Amount with respect to such Settled Shares, as noted below.

Number of Settled Shares under this Settlement Notice:___________________________

Settlement Amount under this Settlement Notice:__________________________________

Ghisallo Master Fund LP

By:
Name:
Title

Exh A-1